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                                                                 Exhibit 99.B(i)

KRAMER LEVIN NAFTALIS & FRANKEL LLP


                                   April 13, 2006


The Victory Variable Insurance Funds
3435 Stelzer Road
Columbus, Ohio 43219

          Re:  The Victory Variable Insurance Funds
               Post-Effective Amendment No. 11
               File Nos. 333-62051; 811-8979
               -----------------------------

Gentlemen:

     We hereby consent to the reference to our firm as counsel in the above-referenced Amendment and to the incorporation by reference of our opinion dated April 27, 2000 as an exhibit to this Amendment.


                                   Very truly yours,

                                   /s/ Kramer Levin Naftalis & Frankel LLP


                                   Kramer Levin Naftalis & Frankel LLP


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